Exhibit 10.4
FORM OF NON-EMPLOYEE DIRECTOR
STOCK APPRECIATION RIGHT AWARD AGREEMENT
[Grant Date]
[Name]
[Address]
Re: Director SARs Award Confirmation
Dear [Name]:
This letter confirms that you have been granted Director SARs under the Marriott Vacations Worldwide 2020 Equity Incentive Plan (the “Plan”) with respect to the following number of Shares:
[Insert number of shares]
The Exercise Price of the Director SARs shall be $[insert Fair Market Value of a Share on the date of grant]. The Director SARs are immediately vested and exercisable, and expire on [insert tenth anniversary of the date of grant]. The Director SARs are subject to the other terms and conditions set forth in the Plan.
Prior to the delivery of Shares to you upon exercise of the Director SARs, (i) your rights under this Award may not be transferred, pledged or hypothecated unless otherwise specified by the Committee; and (ii) you will not have any voting rights in the Shares subject to this Award.
Defined terms used herein and not defined have the meanings set forth in the Plan.
If you have any questions, please feel free to call me at [ ].
Sincerely,
[Name]
[Title]
Marriott Vacations Worldwide Corporation